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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Local Financial Corporation:


We consent to incorporation by reference in the registration statement on Form S-8 of Local Financial Corporation of our report dated February 2, 2001, relating to the consolidated statements of financial condition of Local Financial Corporation and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Local Financial Corporation.




                                                               KPMG LLP

Oklahoma City, Oklahoma
April 16, 2001



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